EXHIBIT 10.1

                                                                  EXECUTION COPY

                              CONSULTING AGREEMENT

     THIS AGREEMENT (this "Agreement") is entered into on August 29, 2006, by and between L-1 Investment Partners LLC, a Delaware limited liability company (the "Consultant") and Viisage Technology, Inc., a Delaware corporation (including its subsidiaries, the "Company").

                                   BACKGROUND

          The Consultant and the Company wish to memorialize their agreements relating to the compensation and indemnification of the Consultant in consideration of its services to the Company in connection with the Identix Merger (as defined herein), the acquisition by the Company of SecuriMetrics, Inc. and other transactions, including, without limitation, assisting the Company in (1) analyzing the operations and historical performance of target companies; (2) analyzing and evaluating the transactions with such target companies; (3) financial, business and operational due diligence, and (4) evaluating related structuring and other matters (the "Services").

          NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Appointment.

               (a) The Company hereby appoints and engages the Consultant to provide the Services to the Company; provided, that the Consultant has not and will not engage in any offering of securities of the Company or provide any securities-related or valuation services.

               (b) Consultant does not make any representations or warranties, express or implied, in respect of the Services provided or to be provided by Consultant hereunder. In no event shall Consultant or its respective Affiliates (as defined in the Identix Merger Agreement) be liable to the Company or any of its respective Affiliates for any act, alleged act, omission or alleged omission that does not constitute bad faith, gross negligence or willful misconduct of Consultant in connection with the Services or a breach of this Agreement by Consultant, as determined by a final, non-appealable determination of a court of competent jurisdiction or by a settlement to which Consultant has consented in writing.

               (c) Consultant shall devote such time and efforts to the performance of Services contemplated hereby as is reasonably necessary or appropriate.

          2.   Compensation.

               (a) The Company shall pay to Consultant, in consideration of the Services provided by the Consultant hereunder through the Effective Time (as

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defined in the Identix Merger Agreement (defined below)), a one-time fee of
$2,500,000 (the "Transaction Fee"). The Transaction Fee shall be payable to Consultant contingent upon and simultaneously with the closing of the business combination transaction (the "Identix Merger") provided for in the Agreement and Plan of Reorganization, dated January 11, 2006, by and among the Company, VIDS Acquisition Corp., and Identix Incorporated (the "Identix Merger Agreement"). Consultant and its Affiliates are not entitled to (i) any other fees for such Services and there are no other unpaid fees from the Company to the Consultant and its Affiliates for any other services rendered on or prior to the date of the Identix Merger, including without limitation in connection with the acquisition of Iridian Technologies, Inc., and (ii) any transaction-related or services-related fees at any time after the closing of the Identix Merger so long as any of Messrs. LaPenta, DePalma, Paresi or Ms. Fordyce (collectively, the "Executives") remain employed by the Company. For the avoidance of doubt, the foregoing sentence shall not affect (A) any warrants previously granted by the Company to the Consultant or its Affiliates, (B) any employment arrangements, compensation or benefits provided by the Company to the Executives in their capacity as directors and/or employees of the Company, (C) the sublease agreement to be entered into between the Company and Consultant pursuant to
Section 5.22 of the Identix Merger Agreement (the "Sublease"), or (D) the agreement in principle between the Company and Consultant for Consultant to sell Afix Technology, Inc. to the Company at fair market value, which will be determined by an independent appraiser (without any transaction fees payable to the Consultant or its Affiliates). The Company acknowledges that no additional services are required to be provided by the Consultant or its Affiliates in respect of the Identix Merger or otherwise except by the Executives in their capacity as directors and/or employees of the Company or pursuant to the Sublease.

                  (b) In the event that the Identix Merger Agreement is terminated in a circumstance where the Termination Fee (as defined therein) is payable by Identix Incorporated to the Company, the Company shall consider and discuss with the Consultant in good faith a cash payment, warrants or other compensation to be paid by the Company to the Consultant in consideration of the Services.

          3. Representations and Warranties of Each Party. Each of the parties hereto represents and warrants to the other that, as of the date hereof:

               (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has all requisite organizational authority to own its property and assets and to conduct its business as presently conducted or proposed to be conducted under this Agreement;

               (b) it has the organizational power and authority to execute, deliver and perform its obligations under this Agreement;

               (c) all necessary action has been taken to authorize its execution, delivery and performance of this Agreement and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its respective terms, except as such enforcement may be limited


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by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity;

               (d) neither its execution and delivery of this Agreement nor the performance of its obligations hereunder will:

               (i) conflict with or violate any provision of its certificate of incorporation or by-laws or equivalent organizational documents;

               (ii) conflict with, violate or result in a breach of any constitution, law, judgment, regulation or order of any governmental authority applicable to it; or

               (iii) conflict with, violate or result in a breach of or constitute a default under or result in the imposition or creation of any mortgage, pledge, lien, security interest or other encumbrance under any term or condition of any mortgage, indenture, loan agreement or other agreement to which it is a party or by which its properties or assets are bound;

               (e) no approval, authorization, order or consent of, or declaration, registration or filing with any governmental authority or third party is required for its valid execution, delivery and performance of this Agreement, except such as have been duly obtained or made; and


               (f) there is no action, suit or proceeding, at law or in equity, by or before any court, tribunal or governmental authority or third party pending, or, to its knowledge, threatened, which, if adversely determined, would materially and adversely affect its ability to perform its obligations hereunder or the validity or enforceability of this Agreement.

               (g) Each party shall indemnify the other party, and each of its respective officers, directors, employees, partners, members, stockholders, Affiliates, counsel, consultants, accountants, advisors, financing sources, agents, and representatives, from and against any Losses or Expenses (each as defined in Section 4) incurred as a result of any third party Action (as defined in Section 4) alleging that any of the above representations and warranties are not true and correct in all material respects; provided that, in any event, in any Action which arises in whole or in part due to any failure of Consultant's representations and warranties hereunder to be true and correct in all material respects (i) Consultant shall not be entitled to indemnification pursuant to this Agreement to the extent such Losses or Expenses are determined, in the manner provided pursuant to Section 4, to have resulted from such failure and
(ii) the Company shall be entitled to indemnification pursuant to this Agreement. The procedures set forth in Section 4(b) and (c) shall govern any claim for indemnification in respect of the matters set forth in this Section 3.



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          4.   Limitation of Liability; Indemnification.

               (a) The Company shall indemnify and hold harmless Consultant, its members, directors, officers, employees and Affiliates (other than the Company) and each of their respective officers, directors, employees, partners, members, stockholders, counsel, consultants, accountants, advisors, financing sources, agents, and representatives (each, an "Indemnified Person") from and against any loss, liability, claim, damage or expense (collectively, "Losses"), and shall promptly reimburse each Indemnified Person for all fees and out-of-pocket expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") incurred in connection with any claim, action, suit, proceeding or investigation ("Actions"), arising out of, relating to, or in connection with the Services provided or to be provided by Consultant hereunder or this Agreement; provided, however, that the Company shall not be responsible for any Losses or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction that is no longer subject to appeal or further review or a settlement to which Consultant has consented in writing to have resulted primarily from such Indemnified Person's bad faith, gross negligence or willful misconduct in connection with the Services or a breach of this Agreement by Consultant, to the extent that such Losses or Expenses are so determined to have resulted from such bad faith, gross negligence or willful misconduct or breach.

               (b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought hereunder, such Indemnified Person shall promptly notify the Company in writing; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Company shall have been actually and materially prejudiced as a result of such failure. Thereafter, the Indemnified Person shall deliver to the Company, promptly following the Indemnified Person's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Action.

               (c) The Company shall be entitled to participate in the defense of any Action and, if is so chooses, to assume the defense thereof with counsel selected by the Company; provided, however, that such counsel is not reasonably objected to by the Indemnified Person. Should the Company so elect to assume the defense of an Action, the Company shall not be liable to the Indemnified Person for any legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Company assumes such defense, the Indemnified Person shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company, it being understood that the Company shall control such defense. The Company shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Person for any period during which the Company has not assumed the defense thereof. If the Company chooses to defend or prosecute an Action, all the Indemnified Persons shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Company's request) the provision to the Company of records and information that are reasonably relevant to such Action, and making employees available on a


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mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall not, in defense of any Action involving an Indemnified Party, except with the prior written consent of such Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of an unqualified release of the Indemnified Party and its Affiliates of all liabilities in respect of such Action. Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any Action (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Person in defending such Action) if the Action seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Person that the Indemnified Person reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Action can be so separated from that for money damages, the Company shall be entitled to assume the defense of the portion relating to money damages. The Company shall not be liable for any settlement, compromise, or entry of judgment of any Action defended by the Indemnified Person effected or entered into without its prior written consent, such consent not to be unreasonably withheld.

               (d) In the event the foregoing indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Losses and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, on the one hand, and by Consultant, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Consultant, on the other hand, in connection with the matters as to which such Losses or Expenses relate, as well as any other relevant equitable considerations; provided, however, that in no event shall the Indemnified Persons be required to contribute an amount in excess of the Transaction Fee.

               (e) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of their respective officers, directors, employees, members, partners, security holders, creditors or representatives or agents arising out of, relating to, or in connection with the Services or this letter agreement except for Losses and Expenses that are determined by a judgment of a court of competent jurisdiction that is no longer subject to appeal or further review or a settlement to which Consultant has consented in writing to have resulted primarily from such Indemnified Person's bad faith, gross negligence or willful misconduct in connection with the Services or a breach of this Agreement, to the extent such Losses or Expenses are so determined to have resulted from such bad faith, gross negligence or willful misconduct or breach.

               (f) If any provision of this indemnity (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining


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portion thereof) or the application of such provision to any other persons or circumstances.

               (g) The obligations set forth in this Section 4 shall be in addition to any liability the Company or its subsidiaries may have to any Indemnified Person at common law, by contract or otherwise.

          5.   Termination.

               This Agreement shall terminate automatically upon the closing of the Identix Merger subject to the payment of the Transaction Fee upon the closing of the Identix Merger. If the Identix Merger does not close prior to the valid termination of the Identix Merger Agreement, this Agreement shall terminate upon the valid termination of the Identix Merger Agreement . Notwithstanding any termination of this Agreement, the provisions of Sections 2(a), 3 and 4 will survive such termination and remain in full force and effect thereafter.

          6.   Independent Contractor.

               Consultant will be an independent contractor to the Company and will remain responsible for its own employees and representatives. This Agreement is not intended to be, nor may it be construed as, a joint venture, partnership or other formal business organization, and neither party will have the right or obligation to share any of the profits, or bear any losses, risks or liabilities of the other party by virtue of this Agreement. Unless expressly authorized by the Company's Board of Directors, the Consultant may not legally bind or enter into agreements, verbal or written, on behalf of the Company.


          7.   Miscellaneous.

               (h) Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of New York without giving effect to the conflicts of law principles of any jurisdiction.

               (i) Notices. All notices and other communications under this Agreement must be in writing and will be deemed given (i) when received if delivered personally or by courier (with written confirmation of receipt), (ii) on the date of transmission if sent by facsimile (with written confirmation of receipt), or (iii) five days after being deposited in the mail if sent by registered or certified mail (postage prepaid, return receipt requested), to the addresses set forth below (or such other address as is furnished in writing by either party to the other parties):

                           if to the Company, to:

                           Viisage Technology, Inc.
                           296 Concord Road, Third Floor
                           Billerica, MA 01821
                           Attention:  General Counsel


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                           if to the Purchaser, to:

                           L-1 Investment Partners LLC
                           177 Broad Street
                           Stamford, CT 06901
                           Attention:  Chairman

               (j) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

               (k) Amendments, Consents; Waivers. No waiver, modification, amendment or consent of or relating to this Agreement will be effective unless specifically made in writing and duly executed by the party to be bound thereby. No waiver of any term or condition of this Agreement, in any one or more instances, will constitute a waiver of the same term or condition of this Agreement on any future occasion.

               (l) Severability of Invalid Provision. If any one or more covenants or agreements provided in this Agreement should be contrary to law, then such covenants or agreements will be null and void and will in no way affect the validity of the other provisions of this Agreement, which will otherwise be fully effective and enforceable.

               (m) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties hereto, and any attempt to do so will be void.

               (n) Rules of Construction. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof. This Agreement has been negotiated on behalf of the parties with the advice of legal counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision will be applied in the construction or interpretation of this Agreement.

               (o) Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

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               (p)  Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Consultant or the Company or any of their respective Affiliates shall have any liability for any obligations or liabilities of Consultant or the Company or any of their respective Affiliates under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions or other matters contemplated hereby.

                               [Signatures Follow]















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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

                              L-1 INVESTMENT PARTNERS LLC

                              By:
                                   ---------------------------------------
                                      Name:
                                     Title:

                             VIISAGE TECHNOLOGY, INC.

                             By:
                                   ---------------------------------------
                                      Name:
                                     Title: